UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2015

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01083	61-173588
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed, on August 6, 2015, AR Capital, LLC (the “Sponsor”), the sponsor of Business Development Corporation of America II (the “Company”), entered into a transaction agreement (the “Transaction Agreement”) with AMH Holdings (Cayman), L.P. (“AMH”), a Cayman Islands exempted limited partnership and an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), and a newly-formed entity, AR Global Investments, LLC, a Delaware limited liability company (“AR Global”). The Transaction Agreement provides that the Sponsor will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its direct and indirect subsidiaries, one of which is BDCA Adviser II, LLC, the Company’s investment adviser (the “Adviser”)). Also on August 6, 2015, RCS Capital Corporation (“RCS Capital”), the parent of Realty Capital Securities, LLC, the Company’s dealer manager (the “Dealer Manager”) and a company under common control with the Sponsor, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s wholesale distribution division, including the Dealer Manager, and certain related entities.

Following the consummation of the transactions described above (collectively, the “Transaction”), the Adviser will be a subsidiary of AR Global and the Dealer Manager will continue to operate as a stand-alone entity within AR Global. AMH and the Sponsor will hold a 60% and 40% interest in AR Global, respectively.

The consummation of the Transactions will result in the termination of both the Investment Advisory and Management Services Agreement between the Company and the Adviser dated as of August 21, 2014, as amended, and the Dealer Manager Agreement between the Company and the Dealer Manager dated as of September 8, 2014 (the “Dealer Manager Agreement”). At an in-person meeting on August 25, 2015, the Board of Directors of the Company (the “Board”) approved the following agreements, to be effective upon the consummation of the Transaction: (i) an Amended and Restated Investment Advisory and Management Services Agreement between the Adviser and the Company (the “New Advisory Agreement”), subject to the approval by the Sponsor, as the Company’s sole stockholder (the “Sole Stockholder”); and (ii) the Dealer Manager Agreement.

On August 27, 2015, the Sole Stockholder executed a written consent in lieu of a special stockholder meeting to approve the New Advisory Agreement to be effective upon the consummation of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Date: September 2, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer, President and Chairman of the Board of Directors